Contacts: Elise Eberwein (Media)
480/221-1328

Derek Kerr (Investors)
480/693-5710

FOR IMMEDIATE RELEASE: FRIDAY, JAN. 21, 2005

AMERICA WEST REPORTS FOURTH QUARTER
AND 2004 RESULTS

Highlights include:

•	A net loss for the Company’s fourth quarter 2004 of $49.7 million or $1.38 per diluted share versus a net profit of $6.8 million or $0.13 per diluted share for the same period last year. Excluding special items, the Company’s fourth quarter 2004 loss was $47.8 million or $1.32 per diluted share versus a net profit of $10.4 million or $0.20 per diluted share for the same period last year.

•	For the full year 2004, the Company reported a net loss of $89.9 million or $2.50 per diluted share versus net income of $57.4 million or $1.27 per diluted share for the prior year. Excluding special items, the Company’s 2004 loss was $90.0 million or $2.50 per diluted share versus a loss of $11.1 million or $0.32 per diluted share for 2003.

•	The airline’s operating costs per available seat mile (CASM) for the fourth quarter 2004 increased 0.6 percent to 7.90 cents primarily due to a 49.6 percent increase in fuel price per gallon. Had fuel prices remained unchanged versus the fourth quarter 2003, the airline’s fourth quarter 2004 fuel expenses would have been $50.0 million lower. CASM excluding fuel and special items during the fourth quarter 2004 decreased 4.3 percent to 6.00 cents from 6.27 cents for the same period last year.

•	Cash, restricted cash and investments on Dec. 31, 2004 was $419.1 million, of which $305.7 million was unrestricted.

PHOENIX—America West Holdings Corporation (NYSE:AWA), parent company of America West Airlines, Inc., today reported a fourth quarter 2004 net loss of $49.7 million or $1.38 per diluted share. This compares to net income of $6.8 million or $0.13 per diluted share for the same period last year. The Company’s fourth quarter 2004 results include special items, which net to a $1.9 million gain. Excluding the special items, the Company reported a net loss of $47.8 million or $1.32 per diluted share, which compared to a net profit of $10.4 million or $0.20 per diluted share for the same period last year. See the accompanying notes in the Financial Tables section of this

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press release for a reconciliation of the pro forma results excluding the special items to results under Generally Accepted Accounting Principles (GAAP).

     For the full year 2004, the Company reported a net loss of $89.9 million or $2.50 per diluted share, as compared to net income of $57.4 million or $1.27 per diluted share for 2003. Excluding special items, the full year net loss was $90.0 million or $2.50 per diluted share as compared to a net loss of $11.1 million or $0.32 per diluted share for 2003.

     Chairman and CEO Doug Parker stated, “Our fourth quarter results reflect the continued difficulties facing our industry. Fuel prices remain extremely high and excess capacity continues to place downward pressure on revenues. Despite those industry issues, there are many positive signs in our most recently completed quarter’s results. For example, our fourth quarter 2004 results were essentially unchanged versus our third quarter 2004 results even though the fourth quarter is typically a lighter travel period than the third quarter. This was achieved despite higher fuel prices during our fourth quarter, and was primarily driven by stronger revenue trends in our fourth quarter. Our 13,000 motivated employees provided great service to record numbers of customers while lowering our cost per available seat mile excluding fuel and special items to a remarkable 6.00 cents per available seat mile.

     “At this point, it appears 2005 will be another difficult year for the industry. Fuel prices are projected to remain high and despite the significant difficulties facing many carriers, a material reduction in domestic capacity has not yet occurred. Although we project a loss for the current quarter, America West is well prepared for this environment with a strategic cost advantage and a low-fare product that is valued by our loyal customers.”

Airline’s Fourth Quarter 2004 Revenue and Cost Performance

     The airline’s operating revenues for its fourth quarter 2004 increased 2.8 percent to $578.5 million when compared to the same period last year. Revenue passenger miles during the airline’s fourth quarter 2004 increased 11.3 percent to 5.9 billion on 8.6 percent more capacity as measured by available seat miles (ASMs). This resulted in a record load factor for the airline’s fourth quarter 2004 of 77.4 percent. Continued industry pricing weakness drove the airline’s yields down 5.8 percent to 9.31 cents during the fourth quarter 2004. The airline’s passenger revenue per available seat mile (RASM) for its fourth quarter 2004 decreased 3.4 percent to 7.21 cents, which represents an improvement from the airline’s third quarter 2004 RASM decline of 9.3 percent. The airline believes its fourth quarter 2004 RASM decline of 3.4 percent was also less than the domestic industry average RASM decline during the same period.

     Operating expenses during the airline’s fourth quarter 2004 increased 9.3 percent to $600.9 million when compared to the same period last year primarily due to a $56.8 million, or 60.4 percent, increase in total fuel expense. Average fuel price per gallon for the fourth quarter

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2004 was $1.34 versus 89.5 cents in the fourth quarter 2003. This 49.6 percent price increase drove a $50.0 million increase in year-over-year expenses when comparing the airline’s fourth quarter 2004 to the same period in the prior year. CASM excluding fuel and special items was 6.00 cents for the fourth quarter 2004, a decrease of 4.3 percent from the same period last year.

Special Items

     The Company’s fourth quarter 2004 results include special items, which net to a $1.9 million gain. These special items include $7.6 million associated with disqualified hedge losses, $4.6 million related to losses recorded in connection with two new aircraft sale-leaseback transactions and $6.1 million related to resolution of pending litigation. These charges were offset by $16.4 million in net credits, which primarily include a gain of $16.3 million associated with the cancellation of the airline’s V2500 engine power-by-the-hour agreement.

Liquidity

     On Dec. 31, 2004, the Company had $419.1 million in cash, restricted cash and investments, of which $305.7 million was unrestricted. During the fourth quarter 2004, the Company raised $30.8 million through the issuance of a senior secured discount note using its Phoenix maintenance facility and flight-training center as collateral. The Company combined the $30.8 million with $10.5 million of its cash from operations, depositing $41.3 million with a trustee for the redemption of all of its outstanding 10.75 percent senior unsecured notes due Sept. 1, 2005. This deposit is currently included in current restricted cash and will be reduced when the transaction is completed on Jan. 26, 2005.

Operational Achievements

     For the full year 2004, as reported to the Department of Transportation (DOT), 75.7 percent of the airline’s flights arrived within 15 minutes of scheduled arrival and 98.4 percent of its scheduled flights were completed.

Marketing/Business Developments During 2004

•	Restructured first-class fares, lowering them by up to 70 percent as compared to other airlines’ traditional first-class fares.

•	Introduced two new Web sites dedicated to travel agents and corporate travel managers, www.HPagentlink.com and www.AWAcorpLink.com, respectively.

•	Inaugurated service to three new markets: Anchorage, Alaska; Kalispell, Mont.; and Sioux Falls, S.D.

•	Launched new service between the airline’s Las Vegas hub and 10 domestic markets. Also launched new service from the airline’s Las Vegas hub to three markets in Canada and two markets in Mexico.

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•	Began operating more point-to-point service between several cities in California and several international destinations in Mexico and Canada.

•	Launched buy-on-board food service.

•	Introduced Bill Me Later, a new, credit-based distribution option that allows customers to buy tickets at www.americawest.com on credit without a credit card.

•	Created the industry’s first-ever gift card.

•	Entered into new code-share relationships with Royal Jordanian and Virgin Atlantic.

•	Merged The Leisure Company subsidiary into America West Airlines.

Recognition Received During 2004

•	Ranked Best Major Airline for the second year in a row by Entrepreneur magazine.

•	Received recognition for the second consecutive year for FlightFund as Best Elite Program at the 16th Annual Freddie Awards.

•	Ranked fourth for the second consecutive year in the 14th Annual Quality Rating conducted by the University of Nebraska at Omaha and Wichita State University.

•	Accepted the 2004 Finance Strategy Award in the category of finance from Airline Business Magazine.

Analyst Conference Call/Webcast Details

     America West will conduct a live audio webcast of its earnings call today at 11 a.m. EST which will be available to the public on a listen-only basis at www.americawest.com under the Investor Relations tab. A replay of today’s call will be available in the Investor Relations portion of the airline’s Web site through Jan. 26, 2005. The airline will also update its investor relations page, which contains additional information regarding its current cost per available seat mile (CASM) guidance, fuel hedging positions, and estimated capital expenditures for 2005 following its earnings conference call. This page is located in the “About AWA” section of the airline’s Web site at www.americawest.com. The investor relations update page also includes current distribution percentages (information on the airline’s distribution channels) and fleet plan through 2007.

     America West Holdings Corporation is an aviation and travel services company. Wholly owned subsidiary America West Airlines is the nation’s second largest low-fare carrier, serving 96 destinations in the U.S., Canada, Mexico and Costa Rica.

This press release contains forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause
America West’s actual results and financial position to differ materially from these statements.
These forward-looking statements may be identified by words such as “anticipate,” “believe,”
“estimate,” “expect,” “may,” “will,” “intend,” “plan,” “predict,” and similar terms used in connection with statements regarding our outlook, expected fuel costs, the RASM environment, and our expected 2005 financial performance. The risks and uncertainties relating to forward-looking statements include, but are not limited to, the duration and extent of the current soft economic conditions; the impact of global instability including the continuing impact of the continued
military presence in Iraq and Afghanistan and the terrorist attacks of Sept. 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events; limitations on our ability to obtain additional financing due to high levels of debt and the financial and other covenants in our debt instruments; changes in federal and state laws and regulations; changes in prevailing interest rates and the availability of and terms of financing to fund our business; the ability to attract and retain qualified personnel; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; the impact of changes in fuel prices; relations with unionized employees generally and the impact and outcome of the labor negotiations and other factors described from time to time in the company’s publicly available

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SEC reports. We caution you that these risks may not be exhaustive. We operate in a continually changing business environment, and new risks emerge from time to time. The company undertakes no obligation to publicly update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

Financial Tables to Follow

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America West Holdings Corporation
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	3 Months Ended	3 Months Ended	Percent	12 Months Ended	12 Months Ended	Percent
	December 31, 2004	December 31, 2003	Change	December 31, 2004	December 31, 2003	Change
Operating revenues:
Passenger	$547,961	$522,133	4.9	$2,196,627	$2,113,629	3.9
Cargo	8,223	5,813	41.5	28,233	26,914	4.9
Other	22,532	35,246	(36.1)	114,097	113,955	0.1

Total operating revenues	578,716	563,192	2.8	2,338,957	2,254,498	3.7

Operating expenses:
Salaries and related costs	163,046	182,415	(10.6)	656,462	660,299	(0.6)
Aircraft rental	77,412	75,656	2.3	304,343	297,518	2.3
Rentals and landing fees	41,198	39,123	5.3	167,772	154,598	8.5
Aircraft fuel	150,744	93,971	60.4	530,903	366,286	44.9
Agency commissions	5,886	7,893	(25.4)	25,191	34,457	(26.9)
Aircraft maintenance materials and repairs	48,739	49,694	(1.9)	205,580	223,266	(7.9)
Depreciation and amortization	14,680	15,302	(4.1)	54,354	66,865	(18.7)
Special charges, net	(16,461)	—	—	(15,432)	14,370	—
Other	117,153	86,759	35.0	427,360	404,994	5.5

Total operating expenses	602,397	550,813	9.4	2,356,533	2,222,653	6.0

Operating income (loss)	(23,681)	12,379	—	(17,576)	31,845	—

Nonoperating income (expenses):
Interest income	2,247	2,030	10.7	7,597	6,262	21.3
Interest expense, net	(20,688)	(22,160)	(6.6)	(79,608)	(79,665)	(0.1)
Federal Government Assistance	—	—	—	—	81,255	(100.0)
Gain (Loss) on disposition of property and equipment	(453)	703	—	1,460	151	—
Other, net	(7,107)	13,974	—	(1,752)	17,686	—

Total nonoperating income/(expenses), net	(26,001)	(5,453)	—	(72,303)	25,689	—

Income (Loss) before income tax expense	(49,682)	6,926	—	(89,879)	57,534	—

Income tax expense	(30)	(114)	(73.7)	(30)	(114)	(73.7)

Net income (loss)	$(49,712)	$6,812	—	$(89,909)	$57,420	—

Income per share:
Basic	$(1.38)	$0.19	—	$(2.50)	$1.66	—

Diluted	$(1.38)	$0.13	—	$(2.50)	$1.27	—

Shares used for computation:
Basic:	36,137	35,708	1.2	36,026	34,551	4.3

Diluted:	36,137	54,009	(33.1)	36,026	56,053	(35.7)

The 7.25% Senior Exchangeable Notes, issued in the 2003 third quarter, include a contingent conversion feature. The Emerging Issues Task Force (“EITF”) of the FASB recently concluded that issuers of convertible securities with contingent conversion features use the “if-converted” method to calculate reported GAAP EPS irrespective of the contingent conversion trigger being hit. As approved by the FASB, this change is effective for years ending after December 15, 2004. As a result, we are required to recalculate our diluted EPS for all periods presented. The impact of using the “if converted” method for the 7.25% Notes would be to reduce diluted EPS for 2003 by $0.02 (from $1.29 to $1.27 per share). For the year ended December 31, 2004, diluted EPS would not be affected as inclusion of the 7.25% Notes would be antidilutive.

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America West Airlines, Inc.
Condensed Statements of Operations
(in thousands)
(unaudited)

	3 Months Ended	3 Months Ended	Percent	12 Months Ended	12 Months Ended	Percent
	December 31, 2004	December 31, 2003	Change	December 31, 2004	December 31, 2003	Change
Operating revenues:
Passenger	$547,961	$522,133	4.9	$2,196,627	$2,113,629	3.9
Cargo	8,223	5,813	41.5	28,233	26,914	4.9
Other	22,362	35,076	(36.2)	113,417	113,275	0.1

Total operating revenues	578,546	563,022	2.8	2,338,277	2,253,818	3.7

Operating expenses:
Salaries and related costs	162,778	181,931	(10.5)	655,185	658,042	(0.4)
Aircraft rental	77,412	75,656	2.3	304,343	297,518	2.3
Rentals and landing fees	41,198	39,123	5.3	167,772	154,598	8.5
Aircraft fuel	150,744	93,971	60.4	530,903	366,286	44.9
Agency commissions	5,886	7,893	(25.4)	25,191	34,457	(26.9)
Aircraft maintenance materials and repairs	48,739	49,694	(1.9)	205,580	223,266	(7.9)
Depreciation and amortization	14,680	15,302	(4.1)	54,354	66,865	(18.7)
Special charges, net	(16,461)	—	—	(15,432)	14,370	—
Other	115,885	86,048	34.7	423,890	402,614	5.3

Total operating expenses	600,861	549,618	9.3	2,351,786	2,218,016	6.0

Operating income (loss)	(22,315)	13,404	—	(13,509)	35,802	—

Nonoperating income (expenses):
Interest income	3,833	3,784	1.3	14,169	13,249	6.9
Interest expense, net	(22,417)	(23,938)	(6.4)	(86,488)	(86,743)	(0.3)
Federal Government Assistance	—	—	—	—	81,255	(100.0)
Gain (Loss) on disposition of property and equipment	(453)	703	—	1,460	151	—
Other, net	(7,107)	13,974	—	(1,752)	17,686	—

Total nonoperating income (expenses), net	(26,144)	(5,477)	—	(72,611)	25,598	—

Income (Loss) before income tax expense	(48,459)	7,927	—	(86,120)	61,400	—
Income tax expense	(23)	(114)	(79.8)	(23)	(114)	(79.8)

Net income (loss)	$(48,482)	$7,813	—	$(86,143)	$61,286	—

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America West Airlines, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended	Percent		12 Months Ended	12 Months Ended	Percent
	December 31, 2004	December 31, 2003	Change		December 31, 2004	December 31, 2003	Change
Operating Statistics:
Number of aircraft at end of period	138	139	(0.7)		138	139	(0.7)
Available seat miles/ASMs (in millions)	7,603	7,000	8.6		30,153	27,888	8.1
Block hours	141,170	129,305	9.2		557,126	518,815	7.4
Average stage length (miles)	1,048	1,039	0.9		1,052	1,005	4.7
Average daily aircraft utilization (hours)	11.0	10.0	10.0		10.9	10.1	7.9
Revenue passenger miles/RPMs (in millions)	5,885	5,287	11.3		23,333	21,295	9.6
Load factor (%)	77.4	75.5	1.9	pts	77.4	76.4	1.0	pts
Passenger enplanements (000)	5,336	4,888	9.2		21,132	20,050	5.4
Passenger yield (cents)	9.31	9.88	(5.8)		9.41	9.93	(5.2)
Passenger revenue per ASM (cents)	7.21	7.46	(3.4)		7.29	7.58	(3.8)
Operating revenue per ASM (cents)	7.61	8.04	(5.3)		7.75	8.08	(4.1)
Operating cost per ASM (cents)	7.90	7.85	0.6		7.80	7.95	(1.9)
Operating cost per ASM excluding special items (cents)	7.98	7.61	4.9		7.81	7.85	(0.5)
Operating cost per ASM excluding fuel (cents)	5.92	6.51	(9.1)		6.04	6.64	(9.0)
Operating cost per ASM excluding special items and fuel (cents)	6.00	6.27	(4.3)		6.05	6.54	(7.5)
Average fuel cost per gallon (cents)	133.9	89.5	49.6		117.9	86.6	36.1
Fuel gallons consumed (in millions)	112.5	105.0	7.1		450.4	422.9	6.5
Average number of full-time equivalent employees	11,845	11,413	3.8		11,904	11,637	2.3

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Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

The Company believes that the presentation of certain non-GAAP financial measures such as net income (loss) and CASM excluding special items is useful to investors because it is more indicative of the Company’s recurring operating performance and more comparable to financial measures reported by other major airlines that are submitted to the Department of Transportation. The Company believes that the presentation of CASM excluding fuel is useful to investors because it provides the ability to monitor the airline’s cost performance absence fuel price volatility, which is subject to many economic and political factors and therefore beyond the Company’s control.

Reconciliation of Net Income (Loss) Excluding Special Items

	3 Months Ended	3 Months Ended	12 Months Ended	12 Months Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
	(in millions except per share amounts)
Net income (loss) as reported	$(49.7)	$6.8	$(89.9)	$57.4
Special Items:
Special charges (1)	(16.0)	—	(14.4)	15.5
Revision of estimated special charges (2)	(0.4)	—	(1.0)	(1.1)
Resolution of pending litigation (3)	6.1	—	6.1	—
Net losses on disqualified hedges (4)	7.6	(0.2)	3.3	(1.0)
Losses on aircraft sale lease-back transactions (5)	4.6	—	4.6	—
Debt issue costs related to refinancing the term loan (6)	—	—	1.3	—
Pilot contract (7)	—	19.7	—	19.7
Gain on sale of investment in Hotwire.com (8)	—	(9.8)	—	(9.8)
Gain on sale of investment in National Leisure Group (9)	—	(3.3)	—	(3.3)
Settlement of billing dispute (10)	—	(2.8)	—	(2.8)
Gain on airframe exchange (11)	—	—	—	(4.4)
Federal government assistance (12)	—	—	—	(81.3)

Net income (loss), as adjusted for special items	$(47.8)	$10.4	$(90.0)	$(11.1)

Basic income (loss) per share
Net income (loss) per shares as reported	$(1.38)	$0.19	$(2.50)	$1.66
Special Items:
Special charges	(0.44)	—	(0.40)	0.45
Revision of estimated special charges	(0.01)	—	(0.03)	(0.03)
Resolution of pending litigation	0.17	—	0.17	—
Net losses on disqualified hedges	0.21	(0.01)	0.09	(0.03)
Losses on aircraft sale lease-back transactions	0.13	—	0.13	—
Debt issue costs related to refinancing the term loan	—	—	0.04	—
Pilot contract	—	0.55	—	0.57
Gain on sale of investment in Hotwire.com	—	(0.27)	—	(0.28)
Gain on sale of investment in National Leisure Group	—	(0.09)	—	(0.10)
Settlement of billing dispute	—	(0.08)	—	(0.08)
Gain on airframe exchange	—	—	—	(0.13)
Federal government assistance	—	—	—	(2.35)

Net income (loss) per share, as adjusted for special items	$(1.32)	$0.29	$(2.50)	$(0.32)

Diluted income (loss) per share
Net income (loss) per share as reported	$(1.38)	$0.13	$(2.50)	$1.66
Special Items:
Special charges	(0.44)	—	(0.40)	0.45
Revision of estimated special charges	(0.01)	—	(0.03)	(0.03)
Resolution of pending litigation	0.17	—	0.17	—
Net losses on disqualified hedges	0.21	—	0.09	(0.03)
Losses on aircraft sale lease-back transactions	0.13	—	0.13	—
Debt issue costs related to refinancing the term loan	—	—	0.04	—
Pilot contract	—	0.36	—	0.57
Gain on sale of investment in Hotwire.com	—	(0.18)	—	(0.28)
Gain on sale of investment in National Leisure Group	—	(0.06)	—	(0.10)
Settlement of billing dispute	—	(0.05)	—	(0.08)
Gain on airframe exchange	—	—	—	(0.13)
Federal government assistance	—	—	—	(2.35)

Net income (loss) per share, as adjusted for special items (13)	$(1.32)	$0.20	$(2.50)	$(0.32)

Basic shares	36,137	35,708	36,026	34,551
Diluted shares	36,137	54,009	36,026	56,053

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(1) The fourth quarter of 2004 includes a $16.3 million credit associated to the termination of the V2500 Power By Hour agreement and $0.3 million charge related to the retirement of the Boeing 737-200 aircraft, which includes the write-down of certain assets and aircraft rent balances of $1.1 million, offset by the net reversal of maintenance reserves of $0.8 million. The full year 2004 also includes $1.6 million of special charges related to the return of certain Boeing 737-200 aircraft. This amount includes termination payments of $2.1 million, the write-down of leasehold improvements and aircraft rent balances of $1.7 million, offset by the reversal of maintenance reserves of $2.2 million. The full year 2003 includes $11.1 million of special charges related to the elimination of AWA’s hub operations in Columbus, Ohio; $2.6 million for the impairment loss of three owned Boeing 737-200 aircraft that have been grounded; $2.3 million related to the reduction-in-force in April and a $0.5 million reduction related to the revision of estimated costs associated with the sale and leaseback of certain aircraft.

(2) The fourth quarter of 2004 includes a $0.4 million revision of estimated charges related to the CMH hub closure originally recorded in the second quarter of 2003. The full year 2004 period also includes a credit of $0.6 million related to the revision of the estimated costs associated with the sale and leaseback of certain aircraft recorded in the first quarter of 2002. The 2003 period includes a credit of $1.1 million due to a revision of the estimated costs related to the early termination of certain aircraft leases

(3) The 2004 periods include a $6.1 million charge arising from resolution of pending litigation.

(4) The fourth quarter and full year 2004 include a $7.6 million and $3.3 million, respectively, net loss on fuel hedges due to the less than effective correlation with NYMEX heating oil and certain disqualified hedges. The fourth quarter and full year 2003 include $0.2 million and $1.0 million, respectively, net gain on fuel hedges due to the less than effective correlation with NYMEX heating oil and certain disqualified hedges. These amounts were recorded in other non-operating, net.

(5) The 2004 periods include a $4.6 million loss on the sale and lease back of two new Airbus aircraft.

(6) The 2004 period includes $1.3 million for the write-off of debt issue costs in connection with the refinancing of the term loan.

(7) The 2003 period includes $19.7 million of charges related to the execution of a new labor agreement between AWA and the Air Line Pilots Association.

(8) The 2003 period includes a $9.8 million nonoperating gain on the sale of an investment in Hotwire.com, an e-commerce entity.

(9) The 2003 period includes a $3.3 million nonoperating gain on the sale of an investment in National Leisure Group, a national retail leisure travel company.

(10) The 2003 period includes a $2.8 million credit related to the settlement of disputed billings under the Company’s Frequent Flyer Program.

(11) The 2003 period includes a $4.4 million gain related to the purchase and subsequent exchange of an A320 airframe.

(12) The 2003 period includes the receipt of $81.3 million representing the Company’s proportional share of passenger security and air carrier fees paid or collected as of April 2003.

(13) For the year ended December 31, 2003, the basic loss per share was utilized for both the basic and diluted reconciliation due to the anti-dilutive effect of the reconciling items.

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Reconciliation of Airline Operating Cost per ASM Excluding Special Items and Fuel

	3 Months Ended	3 Months Ended	12 Months Ended	12 Months Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
	(in millions)
Operating Expenses	$600.9	$549.6	$2,351.8	$2,218.0
Special Items:
Special charges	16.0	—	14.4	(15.5)
Revision of estimated special charges	0.4	—	1.0	1.1
Resolution of pending litigation	(6.1)	—	(6.1)	—
Losses on aircraft sale lease-back transactions	(4.6)	—	(4.6)	—
Pilot contract	—	(19.7)	—	(19.7)
Settlement of billing dispute	—	2.8	—	2.8
Gain on airframe exchange	—	—	—	4.4

Operating Expenses, excluding special items	606.6	532.7	2,356.5	2,191.1

Fuel expense	(150.7)	(94.0)	(530.9)	(366.3)

Operating expenses, excluding special items and fuel expense	$455.9	$438.7	$1,825.6	$1,824.8

	3 Months Ended	3 Months Ended	12 Months Ended	12 Months Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
	(in cents)
Operating cost per ASM	$7.90	$7.85	$7.80	$7.95
Special Items:
Special charges	0.21	—	0.05	(0.07)
Revision of estimated special charges	0.01	—	—	0.01
Resolution of pending litigation	(0.08)	—	(0.02)	—
Losses on aircraft sale lease-back transactions	(0.06)	—	(0.02)	—
Pilot contract	—	(0.28)	—	(0.07)
Settlement of billing dispute	—	0.04	—	0.01
Gain on airframe exchange	—	—	—	0.02

Operating cost per ASM, excluding special items	7.98	7.61	7.81	7.85

Fuel expense	(1.98)	(1.34)	(1.76)	(1.31)

Operating cost per ASM, excluding special items and fuel expense	$6.00	$6.27	$6.05	$6.54

-more-

America West Holdings Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2004	December 31, 2003
Assets
Current assets
Cash equivalents and short-term investments	$275,742	$475,972
Restricted cash	41,264	42,900
Other current assets, net	307,956	265,178

Total current assets	624,962	784,050

Property and equipment, net	656,535	607,712
Other assets
Investments in debt securities	30,000	40,740
Restricted cash	72,091	69,876
Other assets	82,850	124,534

Total assets	$1,466,438	$1,626,912

Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt	$154,658	$107,341
Other liabilities	507,259	541,942

Total current liabilities	661,917	649,283

Long-term debt, less current maturities	640,190	697,432
Deferred credits and other noncurrent liabilities	136,711	141,681
Stockholders’ equity	27,620	138,516

Total liabilities and stockholders’ equity	$1,466,438	$1,626,912

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